Exhibit 21

VIAD CORP

(Delaware)

Active and Inactive (I) Subsidiaries and Affiliates* by business group as of December 31, 2016

GES

David H. Gibson Company, Inc. (Texas) (I)

ethnoMetrics Inc. (Delaware) (I)

EXG, Inc. (Delaware) (I)

GES AV Services, Inc. (Delaware) (I)

GES Event Intelligence Services, Inc. (Delaware)

onPeak LLC (Delaware)

Travel & Event Services, LLC (Delaware)

GES Exposition Services (Canada) Limited (Canada)

Exposervice Standard Inc. (Canada)

Clarkson-Conway Inc. (Canada)

Services d’Expositions P.E. Poitras Ltée (Québec)

Global Experience Specialists, Inc. (Nevada)

ESR Exposition Service, Inc. (New Jersey) (I)

Expo Accessories, Inc. (New York) (I)

Expo Display & Design, Inc. (New Jersey) (I)

Global Experience Specialists (GES) Asia Limited (Hong Kong) (I)

Shows Unlimited, Inc. (Nevada) (I)

Tradeshow Convention Services Inc. (Washington) (I)

GES Service Companies Limited (United Kingdom)

Blitz Communications Group Limited (United Kingdom)

Telecast Audio Visual Services Limited (United Kingdom) (I)

C Broadcast Projects Limited (United Kingdom) (I)

C Murphil Limited (United Kingdom) (I)

Event Group Ltd. (United Kingdom) (I)

Telecast Communications (Audio Visual) Limited (United Kingdom) (I)

Blitz Communications Limited (United Kingdom)

Astonics Limited (United Kingdom) (I)

Blitz Vision Limited (United Kingdom) (I)

Interactive Television Limited (United Kingdom) (I)

Samuelson Communications Limited (United Kingdom) (I)

Totem Technology Limited (United Kingdom) (I)

TP Sound Services Limited (United Kingdom) (I)

Telecast Communications (United Kingdom) (Overseas) Limited (United Kingdom) (I)

Telecast Communications (USA) Limited (United Kingdom) (I)

Blitz Communications (Trustees) Limited (United Kingdom) (I)

GES Event Intelligence Services Limited (United Kingdom)

N200 Holding B.V. (Netherlands)

N200.com B.V. (Netherlands)

N200 Limited (United Kingdom)

Global Experience Specialists (GES) Data Services Limited (United Kingdom)

Global Experience Specialists (GES) Holdings Ltd. (United Kingdom)

Melville Exhibition and Event Services Limited (United Kingdom) (I)

Global Experience Specialists (GES) Limited (United Kingdom)

Global Experience Specialists (GES) Exhibition Services LLC (Abu Dhabi) (49%)

Melville Data Services Limited (United Kingdom) (I)

Melville Logistics GmbH (Germany)

Resource Creative Limited (United Kingdom) (I)

Las Vegas Convention Service Co. (Nevada) (I)

ON Services – AV Specialists, Inc.

Viad Holding GmbH (Germany)

Exhibitgroup/Giltspur France S.A.R.L. (France) (I)

GES Verwaltungs GmbH (Germany)

GES GmbH & Co. KG (Germany)

Viad Service Companies Limited (United Kingdom)

SDD Exhibitions Limited (United Kingdom) (I)

PURSUIT

Alaskan Park Properties, Inc. (Arizona)

CATC Alaska Tourism Corporation

Glacier Park, Inc. (Arizona) (80%)

Glacier Park Concessions, Inc. (Arizona) (I)

Glacier Park Hospitality, Inc. (Arizona) (I)

Waterton Transport Company, Limited (Alberta)

Brewster Travel Canada Inc. (Alberta)

Brewster Inc. (Alberta)

CORPORATE AND SHARED SERVICES GROUP

VREC, Inc. (Delaware) (I)

_____________________________

*

Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include subsidiaries in which the aggregate direct and indirect interest of Viad Corp is less than 20% or that are otherwise not significant.